Exhibit 9(c)(1)


                               SERVICE AGREEMENT



         AGREEMENT made as of the 8th day of June, 1995, by and among COPELAND ASSOCIATES, INC., a Delaware corporation with its principal office at Two Tower Center, East Brunswick, New Jersey 08816 ("Service Provider"), SCUDDER SERVICE CORPORATION, a Massachusetts corporation with its principal office at Two International Place, Boston, Massachusetts 02110 ("Transfer Agent"), and each of those registered investment companies listed on Schedule A hereto (the "Scudder Funds").

         WHEREAS the Transfer Agent serves as transfer agent, dividend disbursing agent and agent in connection with certain other matters for each Scudder Fund listed on Schedule A hereto, as such Schedule A may be amended from time to time with the mutual consent of the parties hereto, each of which is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS Service Provider provides certain administrative and recordkeeping services to or for the benefit of retirement plans (individually a "Plan" and collectively the "Plans") that include or propose to include as investment alternatives certain Scudder Funds through Code Section 403(b)(7) arrangements ("Custodial Accounts") and The Copeland Companies Retirement Trust Account (the "Group Trust"), and Service Provider is a transfer agent registered under the Securities Exchange Act of 1934, as amended;

         WHEREAS the services to be provided by Service Provider hereunder will benefit the Scudder Funds by relieving them of the expense they would incur if such services were to be provided by the Transfer Agent or its affiliates; and

         WHEREAS the Transfer Agent desires to appoint Service Provider as agent for the Scudder Funds solely with respect to the Group Trust and Custodial Accounts (the Group Trust and each such Custodial Account), and Service Provider desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Terms of Appointment; Duties of the Parties

         1.01. Agent for Order Processing. Subject to the terms and conditions set forth in this Agreement, the Transfer Agent hereby appoints Service Provider to act as, and Service Provider agrees to act as, agent for the sole purpose of receiving requests for the purchase and redemption, and communicating to the Transfer Agent requests for the purchase and redemption, of the authorized and issued shares of beneficial interest of any Scudder Fund (the "Shares") purchased, held or redeemed by a Plan. If a Scudder Fund offers two or more series of Shares, each such series shall be deemed at such time to be a Scudder Fund, unless otherwise indicated herein.
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         1.02. Service Provider. Except as provided specifically herein, Service
Provider shall not be, and shall not hold itself out as, an agent of the Transfer Agent or any Scudder Fund. Service Provider shall perform the following functions on behalf of the Plans in accordance with procedures established from time to time by agreement of the Transfer Agent and Service Provider, and subject to terms and conditions set forth in each Scudder Fund's current prospectus.

         (a) Receive from the Plans, Plan participants, Plan sponsors, authorized Plan committees or Plan trustees, according to Service Provider's agreement with each Plan, by the close of regular trading on the New York Stock Exchange (the "Close of Trading") each business day that the New York Stock Exchange is open for business ("Business Day") instructions for the purchase and redemption of Shares (together, "Instructions");

         (b) Based on Instructions received each Business Day, compute net purchase requests or net redemption requests for Shares for each Scudder Fund for each Plan (together, "Orders");

         (c) Maintain adequate records related to, and advise the Transfer Agent as to, the foregoing, as instructed by the Transfer Agent. To the extent required under the 1940 Act and rules thereunder, Service Provider agrees that such records maintained by it hereunder will be preserved, maintained and made available in accordance with the provisions of the 1940 Act and rules thereunder, and copies or, if required, originals will be surrendered promptly to the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that Service Provider has maintained such records only in paper form. This provision shall survive the termination of this Agreement.

         1.03. Equipment. Service Provider shall maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement. Service Provider shall notify the Transfer Agent promptly in the event that it becomes unable for any reason to perform the services contemplated by, or any other of its obligations under, this Agreement.

         1.04. Insurance. Service Provider shall maintain at all times general liability and other insurance coverage, including errors and omissions coverage, that is reasonable and customary in light of its duties hereunder, with limits of not less than $2 million. Such insurance coverage shall be issued by a qualified insurance carrier with a Best's rating of at least "A" or with the highest rating of a nationally recognized statistical rating organization. Notwithstanding any provision to the contrary herein, no provision of this Agreement shall relieve an insurer of any obligation to pay to any Scudder Fund, the Transfer Agent or any affiliate of the Transfer Agent, Service Provider, or any other insured party any claim that would be a covered claim in the absence of any provision hereof.


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

         1.05. Disclosure to Plans. Service Provider shall take all steps necessary to ensure that the arrangements provided for in this Agreement are properly disclosed to the Plans.
         1.06. Transmission of Information to Service Provider. In accordance with procedures established from time to time by agreement of the Transfer Agent and Service Provider, the Transfer Agent shall transmit to Service Provider, which will act on behalf of the Plans, the following information for each Scudder Fund, as received by the Transfer Agent from third parties:

     (a) Net asset value information as of the Close of Trading each Business Day, when such information is used to process trades;

     (b) Dividend and capital gains distribution information, as it arises, when such information is used for crediting accounts; and

     (c) Daily accrual for interest rate factor (mil rate) information with respect to Scudder Funds which declare dividends daily, when such information is used for crediting accounts.

         1.07. Transmission of Information to Transfer Agent. Service Provider shall perform the following services in accordance with procedures established from time to time by agreement of the Transfer Agent and Service Provider, and subject to terms and conditions set forth in each Scudder Fund's current prospectus:

                  (a) Immediately prior to the Close of Trading each Business Day, Service Provider shall communicate to itself, as agent of each Scudder Fund to the extent such Instructions refer to such Scudder Fund, all Instructions received by acting on behalf of the Plans since the Close of Trading the preceding Business Day.

                  (b) Communicate Orders to the Transfer Agent, for acceptance by the Scudder Funds or their agents, in the manner specified herein, and promptly deliver, or instruct the Plans (or the Plans' trustees as the case may be) to deliver, appropriate documentation and in the case of purchase requests, payment therefor to the Transfer Agent.

                  (c) Employ its best efforts to communicate Orders to the Transfer Agent in a prompt and timely manner, so that the Transfer Agent receives Orders no later than 9:00 PM Boston time each Business Day that the Instructions on which such Orders are based are received by Service Provider from a Plan before the Close of Trading. If, however, despite its best efforts, Service Provider is unable to communicate Orders to the Transfer Agent by such time on any Business Day, Service Provider in any case shall communicate such Orders to the Transfer Agent by no later than 9:00 AM Boston time the following Business Day. Orders shall be based solely on Instructions received by Service Provider from the Plans, Plan participants, Plan sponsors, authorized Plan committees or Plan trustees, according to Service Provider's agreement with each


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

Plan, by the Close of Trading each Business Day. Instructions received by Service Provider after the Close of Trading on any Business Day shall be treated as received on the next Business Day. Provided that Service Provider complies with the foregoing terms and conditions, Service Provider will be deemed to be agent of each Scudder Fund to the extent such Instructions refer to such Scudder Fund for the sole purpose of receiving Instructions immediately prior to the Close of Trading each Business Day and communicating Orders based on such Instructions to the Transfer Agent, all as specified herein, and the Business Day on which Instructions are received by Service Provider immediately prior to the Close of Trading will be the Business Day as of which Orders will be deemed received by the Transfer Agent as a result of such Instructions.

         1.08. Representations Regarding Shares. Any representation made by Service Provider regarding any Shares or Scudder Fund shall be in its capacity as agent to the Plans and not in its capacity as Service Provider. Service Provider shall make no representation in any capacity regarding any Shares or Scudder Fund except as set forth in such Scudder Fund's current prospectus or current sales literature furnished by such Scudder Fund or by the Transfer Agent.

         1.09. Confidentiality of Information. The parties hereto agree that all books, records, information and data pertaining to the business of any other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person other than to the custodian or group trustee or plan trustee of the relevant Plan or Plans and except as may be required by law. This provision shall survive the termination of this Agreement.

         1.10. Redundancy. Service Provider shall maintain or provide for redundant facilities and shall maintain or provide for backup files of its records maintained hereunder and shall store such back-up files in a secure off-premises location, so that, in the event of a power failure or other interruption of whatever cause at the location of its records, Service Provider's records are maintained intact and transactions can be processed at another location.

         1.11. Compliance with Law. Service Provider shall comply with all federal and state securities laws and regulations thereunder in connection with its responsibilities under this Agreement.

         1.12.  Administrative  Services.  Service  Provider  shall  perform the administrative and recordkeeping services (the "Administrative Services") described in Schedule B hereto, as such Schedule B may be amended from time to time with the mutual consent of the parties hereto, with respect to Shares purchased, held or redeemed by a Plan. Except as provided specifically in
Section 1.07 hereof, Service Provider shall perform the Administrative Services as an independent contractor and not as an employee or agent of the Transfer Agent or any Scudder Fund. Service Provider shall perform the Administrative Services in accordance with procedures established from time to time by


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

agreement of the Transfer Agent and Service Provider, and subject to terms and conditions set forth in each Scudder Fund's current prospectus.

         1.13. No Impairment of Scudder's Authority. No provision of this Agreement shall limit in any way the authority of any Scudder Fund or of the distributor of any Scudder Fund to take such action as it deems appropriate in connection with matters relating to the operation of such Scudder Fund and the sale of its shares.

         1.14 Authority of Service Provider. Service Provider acknowledges that it is not authorized by any Scudder Fund to register the transfer of any Scudder Fund's Shares or to transfer record ownership of any Scudder Fund's Shares, and that only the Transfer Agent is authorized to perform such activities.

2.       Compensation

         2.01. Service Provider's Expenses. Service Provider shall bear all expenses arising out of the performance of the Administrative Services and of the performance of functions on behalf of the Plans as agent of the Plans. Service Provider shall not receive from the Transfer Agent (or from any affiliate of the Transfer Agent) or from any Scudder Fund any monetary compensation or reimbursement for such expenses; however, under the terms of the Group Trust or any Custodial Acount, the trustee or custodian thereof may redeem Scudder Fund shares to pay fees or expenses authorized thereunder or authorized by a proper instruction, including a continuing instruction.

         2.02. Transfer Agent's Expenses. The Transfer Agent shall bear all expenses of its own hereunder and shall not receive from Service Provider any monetary compensation or reimbursement for such expenses.

         2.03. Fund Expenses. Each Scudder Fund shall bear all expenses of its own hereunder, including without limitation the cost of registration of its shares and the cost of preparing its prospectus, proxy materials, periodic reports to shareholders, and other materials prepared by such Scudder Fund, and shall not receive from Service Provider any monetary compensation or reimbursement for such expenses.

         2.04. Administrative Fees. In consideration of Service Provider's performance of the Administrative Services, each Scudder Fund shall pay to Service Provider the fees (the "Administrative Fees") described in Schedule C hereto, as such Schedule C may be amended from time to time with the mutual consent of Service Provider and the applicable Scudder Fund.


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

         2.05. Calculation and Payment of Fees. The Administrative Fees shall be due each calendar month from each Scudder Fund for which the Service Provider performs Administrative Services pursuant to this Agreement. Each Scudder Fund making a payment for such Administrative Fees for such calendar month shall make payment within thirty (30) days after the last day of such month. Service Provider shall have sixty (60) days following receipt of the payment to verify the amount of the payment and after such time the amount will be considered final.

3.   Representations and Warranties

     3.01 Service Provider's Representations. Service Provider represents and warrants to the Transfer Agent and each Scudder Fund that:

                  (a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

                  (b) It has full power and authority under applicable law to carry on its business, and is registered or licensed as required, in each jurisdiction where it conducts its business;

                  (c) It has full power and authority under applicable law, and has taken all actions necessary, to enter into and to perform this Agreement;

                  (d) It is duly registered as a transfer agent under section 17A of the Securities Exchange Act of 1934, as amended ("1934 Act");

                  (e) It is duly registered as a broker-dealer under section 15 of the 1934 Act; or, if it not so registered, it is not required to be so registered in order to perform this Agreement, and it undertakes to comply with any determination by a governmental agency or court of competent jurisdiction that activities substantially similar to those of the Service Provider hereunder are such as to require registration as a broker-dealer under the 1934 Act;

                  (f) It maintains and knows of no reason why it cannot or will not during the term hereof maintain adequate offices, personnel and computer and other equipment to perform the services contemplated by this Agreement;

                  (g) To the best of its knowledge, it will not be a "fiduciary" of any Plan as such term is defined in section 3 (21) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); and


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

                  (h) To the best of its knowledge, the receipt for the Administrative Fees by Service Provider will not constitute a "prohibited transaction" as such term is defined in section 406 of ERISA and section 4975 of the Code.

          3.02. Transfer Agent's Representations. The Transfer Agent represents and warrants to Service Provider that:

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts;

                  (b) It has full power and authority to carry on its business in The Commonwealth of Massachusetts;

                  (c) It has full power and authority under applicable law, and has taken all actions necessary, to enter into and to perform this Agreement;

                  (d) It is authorized to appoint Service Provider as agent for the Scudder Funds for the limited purpose set forth herein; and

                  (e) It is duly registered as a transfer agent under section 17A of the 1934 Act.

          3.03. Fund Representations. Each Scudder Fund represents and warrants to Service Provider that:

                  (a) It has full power and authority under applicable law, and has taken all actions necessary, to enter into and to perform this Agreement; and

                  (b) It is duly registered as an investment company under the 1940 Act.

4.       Indemnification

         4.01. By Transfer Agent. The Transfer Agent shall indemnify and hold Service Provider, each Scudder Fund, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

                  (a) the Transfer Agent's refusal or failure to comply with the provisions of this Agreement, or

                  (b) the lack of good faith, negligence or willful misconduct of the Transfer Agent, or


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

                  (c) the breach of any representation or warranty of the Transfer Agent hereunder.

         4.02. By Funds. Each Scudder Fund shall indemnify and hold the Transfer Agent, each affiliate of the Transfer Agent, Service Provider, and their directors, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

                  (a) such Scudder Fund's refusal or failure to comply with the provisions of this Agreement, or

                  (b) the lack of good faith, negligence or willful misconduct of such Scudder Fund, or

                  (c) the breach of any representation or warranty of such Scudder Fund hereunder.

         4.03. By Service Provider. Service Provider shall indemnify and hold the Transfer Agent, each affiliate of the Transfer Agent, each Scudder Fund, and their directors, trustees, officers and employees harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

                  (a) Service Provider's refusal or failure to comply with the provisions of this Agreement or with instructions properly given hereunder (whether as a result of the acts or omissions of Service Provider or of its agents or subcontractors), whether it is performing functions on behalf of the Plans, as Plan Agent, or providing Administrative Services as Service Provider, or

                  (b) Service Provider's performance of the Administrative Services, or

                  (c) the lack of good faith, negligence or willful misconduct of Service Provider (or its agents or subcontractors), whether it is performing functions on behalf of the Plans, as Plan Agent, or providing Administrative Services as Service Provider, or

                  (d) the breach of any representation or warranty of Service Provider hereunder.

         4.04. Acts of God. In the event that any party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.


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

         4.05. No Consequential Damages. No party to this Agreement shall be liable to any other party for consequential damages under any provision of this Agreement.

         4.06. Claim Procedure. In order that the indemnification provisions contained herein shall apply, upon the assertion of a claim or loss for which any party (the "Indemnitor") may be required to indemnify another party (the "Indemnitee"), the Indemnitee shall promptly notify the Indemnitor of such assertion or loss, and shall keep the Indemnitor advised with respect to all developments concerning any such claim. The Indemnitor shall have the option to participate at its expense with the Indemnitee in the defense of any such claim. In the event that there is more than one Indemnitor with respect to any such claim, the Indemnitors shall agree as to their exercise of this option. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the Indemnitor's prior written consent. The obligations of the Transfer Agent, the Scudder Funds and Service Provider under this Section 4 shall survive the termination of this Agreement.

5.       Acknowledgements

         5.01.  Fees Solely for  Administrative  Services.  The  parties  hereto acknowledge that the Administrative Fees are for administrative and recordkeeping services only and do not constitute payment in any manner for investment advisory or distribution services. The parties acknowledge that Service Provider also has been providing and will continue to provide certain services to the Plans as agent of the Plans, which may involve, among other things, preparing informational or promotional materials that may refer to the Scudder Funds and responding to telephone inquires from Plan participants. The parties acknowledge that the provision of such services and any other actions of Service Provider related to the Scudder Funds and not specifically authorized herein are outside the scope of this Agreement and will be taken in the capacity of agent of the Plans.

         5.02. Service Provider Acting as Plan Agent. The parties acknowledge that Service Provider has been selected as agent to the Plans and as a provider of administrative and recordkeeping services by the Plans, and not by the Transfer Agent or any Scudder Fund, and that, except as provided specifically in
Section 1.07 hereof, Service Provider will perform the Administrative Services hereunder as an independent contractor and not as an employee or agent of the Transfer Agent or any Scudder Fund. The parties acknowledge, further, that neither the Transfer Agent nor any Scudder Fund undertakes to supervise Service Provider in the performance of the Administrative Services; that neither the Transfer Agent nor any Scudder Fund shall be responsible for Service Provider's performance of the Administrative Services; that neither the Transfer Agent nor any Scudder Fund shall be responsible for the accuracy of the records maintained by Service Provider for the Plans; and that neither the Transfer Agent nor any Scudder Fund shall be responsible for Service Provider's performance of other functions for the Plans.


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         5.03. No Investment Advice. The parties hereto acknowledge that Service
Provider has no duty or obligation under this Agreement to recommend or promote investment in any of the Scudder Funds, and that none of the services Service Provider is to provide under this Agreement should be viewed as constituting investment advice with respect to any Plan's selection of any Scudder Fund as an investment. The parties hereto further acknowledge that there is nothing in this Agreement or the services to be provided hereunder that is intended to create any authority or responsibility that would render any of the parties a "fiduciary" (within the meaning of Section 3(21) of the ERISA) with respect to the Group Trust or any Custodial Account.

         5.04. Laws Applicable to Funds. Service Provider acknowledges that each Scudder Fund, as a registered investment company under the 1940 Act, is subject to the provisions of the 1940 Act and regulations thereunder, and that the offer and sale of its shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. The Transfer Agent and each Scudder Fund acknowledges that Service Provider is not responsible for such Scudder Fund's compliance with such laws and regulations. If the Transfer Agent or any Scudder Fund advises Service Provider that a procedure of Service Provider related to the discharge of its obligations hereunder has or may have the effect of causing the Transfer Agent or any Scudder Fund to violate any of such laws or regulations, Service Provider shall develop a mutually agreeable alternative procedure which does not have such effect.

6.       Termination of Agreement

         6.01. By Written Notice. This Agreement may be terminated by any party upon sixty (60) days written notice to each other party.

         6.02. By Transfer Agent or Fund. This Agreement may be terminated by the Transfer Agent or any Scudder Fund immediately upon notice to each other party in the event that (a) Service Provider becomes unable for any reason to perform the services contemplated by this Agreement, (b) the performance by Service Provider of the services contemplated by this Agreement becomes in the Transfer Agent's reasonable judgment unlawful or ceases to satisfy the Transfer Agent's reasonable standards and so becomes unacceptable to the Transfer Agent,
(c) the Transfer Agent ceases to be the transfer agent for all the Scudder Funds, (d) all the Scudder Funds cease to be investment alternatives under all the Plans, (e) all the Scudder Funds decline to accept any additional purchase or redemption requests for Shares, the Securities and Exchange Commission issues any stop order suspending the effectiveness of the registration statements or prospectuses of all the Scudder Funds, or current prospectuses for all the Scudder Funds are not on file with the Securities and Exchange Commission as required by section 10 of the Securities Act of 1933, as amended. To the extent that any of the events enumerated above occurs with respect to one or more
Scudder Funds, but not with respect to all the Scudder Funds, or that one or more Scudder Funds, but not all the Scudder Funds, terminates this Agreement, in lieu of termination of this Agreement the Transfer Agent shall amend Schedule A


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
hereto with notice to the other parties to remove the affected Scudder Funds from such Schedule A. To the extent that any of the events enumerated above occurs with respect to one or more Plans, but not with respect to all the Plans, in lieu of termination of this Agreement the Transfer Agent shall amend Schedule B hereto with notice to the other parties to remove the affected Plans from such Schedule B.

         6.03. By Service Provider. This Agreement may be terminated by Service Provider immediately upon notice to the other parties in the event that (a) the Transfer Agent ceases to be the transfer agent for all the Scudder Funds or (b) all the Scudder Funds cease to be investment alternatives under the Plans.

         6.04. Termination Procedures. Upon termination of this Agreement, each party shall return to each other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations. This provision shall survive the termination of this Agreement.

7.       Assignment

         7.01. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any party without the written consent of the other parties.

         7.02. Successors. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

8.       Notices

         Notices hereunder shall be in writing, shall be delivered personally, sent by certified mail (return receipt requested), or sent by facsimile machine in accordance with procedures established by agreement of the Transfer Agent and Service Provider, and shall be addressed to a party either at its address below or at a changed address specified by it in a notice to the other parties hereto:

         Transfer Agent:   SCUDDER SERVICE CORPORATION
                                Two International Place
                                Boston, Massachusetts 02110
                                Attention: Steven J. Towle
                                           Vice President




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

         Any Scudder Fund: [Name of Scudder Fund]
                         c/o Scudder Service Corporation
                         Two International Place
                         Boston, Massachusetts 02110
                         Attention: Thomas F. McDonough
                                    Secretary

         Service Provider: COPELAND ASSOCIATES, INC.
                              Two Tower Center
                              East Brunswick, NJ 08816
                              Attention: Paul S. Feinberg, Esq.
                                         General Counsel

9.       Amendment

         Except as otherwise provided herein, this Agreement may be amended or modified only by a written agreement executed by all the parties; provided that an amendment solely to add or remove any Scudder Fund as a party to this Agreement may be made, and shall be valid and binding, by the addition or removal of the relevant Fund's listing on Schedule A and its signature below without requiring the other parties' signatures and shall be effective as of the date of execution, unless any other party objects in writing within thirty (30) days after receiving notice of such amendment.

10.      Massachusetts Law to Apply

         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflicts of laws principles.

11.      Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written. Nothing contained in this Agreement is intended to convey rights to any third parties, such as Plans, Plan Trustees or Plan participants.

12.      Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be an original document and all of which together shall be deemed one and the same instrument.

13.      Limitation of Liability of the Scudder Funds, Trustees and Shareholders

         It is understood and expressly stipulated that none of the trustees, officers, agents, or shareholders of any Scudder Fund shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with any Scudder Fund must look solely to the property of such Scudder Fund for the enforcement of any claims against such Scudder Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of any Scudder Fund. No Scudder Fund shall be liable for the obligations or liabilities of any other Scudder Fund. No series of any Scudder Fund, if any, shall be liable for the obligations of any other series.

14.      Headings

         The  headings   contained  in  this   Agreement  are  for  purposes  of
convenience only and shall not affect the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


SCUDDER SERVICE CORPORATION

By:    /s/Steven J. Towle
Name:  Steven J. Towle
Title:    Vice President



COPELAND ASSOCIATES, INC.


By: /s/ Paul S. Feinberg
Name: Paul S. Feinberg
Title: Senior Vice President




*  SIGNATURES OF SCUDDER FUNDS
   ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above or below written.


SCUDDER DEVELOPMENT FUND
SCUDDER EQUITY TRUST, on behalf of
         Scudder Capital Growth Fund
         Scudder Value Fund
SCUDDER GLOBAL FUND, INC., on behalf of
         Scudder Global Fund
         Scudder Global Small Company Fund
SCUDDER INTERNATIONAL FUND, INC., on behalf of
         Scudder Greater Europe Growth Fund
         Scudder Pacific Opportunities Fund
         Scudder International Fund
SCUDDER INVESTMENT TRUST, on behalf of
         Scudder Growth and Income Fund
         Scudder Quality Growth Fund
SCUDDER MUTUAL FUNDS, INC., on behalf of
         Scudder Gold Fund
SCUDDER PORTFOLIO TRUST, on behalf of
         Scudder Balanced Fund






By:  /s/ Thomas F. McDonough
Name:  Thomas F. McDonough
Title: Secretary
Date: 5/24/95

Schedule A


                              LIST OF SCUDDER FUNDS


                           SCUDDER CAPITAL GROWTH FUND
                            SCUDDER DEVELOPMENT FUND
                               SCUDDER GLOBAL FUND
                        SCUDDER GLOBAL SMALL COMPANY FUND
                                SCUDDER GOLD FUND
                       SCUDDER GREATER EUROPE GROWTH FUND*
                           SCUDDER INTERNATIONAL FUND
                       SCUDDER PACIFIC OPPORTUNITIES FUND
                           SCUDDER QUALITY GROWTH FUND
                               SCUDDER VALUE FUND
                         SCUDDER GROWTH AND INCOME FUND
                              SCUDDER BALANCED FUND







On behalf of the Funds listed on Schedule A:



By:    /s/ Thomas F. McDonough
       Thomas F. McDonough
Date:  5/24/95



--------
*  Service  Provider  will  not  receive   Administrative   Fees  for  providing
Administrative Services until further notice.

Schedule B



                           The Administrative Services


         1. Maintain separate adequate records for each Plan reflecting Shares purchased and redeemed, including dates and prices for all transactions, and Share balances. To the extent required under the 1940 Act and rules thereunder, such records shall be preserved, maintained and made available in accordance with the provisions of such Act and such rules, and copies or, if required, originals shall be surrendered promptly to the Transfer Agent on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that such records have been maintained only in paper form.

         2. Disburse or credit to the Group Trust or Custodial Accounts, and maintain records of, all proceeds of Share redemptions and distributions not reinvested in Shares.

         3. Ensure and oversee the timely transfer of funds in connection with Plan accounts with the Scudder Funds.

         4. Prepare and deliver to the Group Trust periodic account statements showing for each Plan the total number of Shares held as of the statement closing date, purchases and redemptions of Shares during the statement period, and dividends and other distributions paid during the statement period (whether paid in case or reinvested in Shares), including dates and prices for all transactions.

         5. On behalf of and as required by the Group Trust or Custodial Accounts, deliver to Plan participants (or deliver to the Plans for distribution to Plan participants) prospectuses, proxy materials, periodic reports to shareholders, and other materials provided by the Transfer Agent or the Scudder Funds.

         6. Receive Instructions from Plan Agent and communicate Orders to the Transfer Agent as specified in this Agreement.

         7. Transmit confirmations of Orders to the Plans.

         8. Maintain daily and monthly purchase summaries (expressed in both Share and dollar amounts) for each Plan.

         9. Settle Orders in accordance with the terms of each Scudder Fund's prospectus.

         10. Transmit to the Transfer Agent, or to any Scudder Fund designated by the Transfer Agent, such occasional and periodic reports as the Transfer Agent shall reasonably request from time to time to enable it or such Scudder Fund to comply with applicable laws and regulations.

Schedule C

                             The Administrative Fees



         The Scudder Funds listed on Schedule A will pay the Service Provider a monthly fee at an annualized rate of .25 of 1% (25 basis points) of the average daily account balance during the month for each account registered with Transfer Agent for which Service Provider performs Administrative Services. If Service Provider begins or ceases performing Administrative Services during the month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.